UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2016

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 11, 2016, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2016, Energy Focus, Inc. (the “Company”) announced that Eric W. Hilliard resigned as the Company’s President and Chief Operating Officer. On May 6, 2016, the Company and Mr. Hilliard entered into an Agreement and General Release of Claims, which provides for the continued payment of Mr. Hilliard’s salary at the rate in effect as of May 5, 2016, continued medical and related benefits and non-competition and non-solicitation obligations for a period of one year and full vesting of unvested options to purchase the Company’s Common Stock granted prior to 2016. A copy of the agreement is filed herewith as Exhibit 99.2.

On May 9, 2016, the Company’s Board of Directors appointed James Tu to serve as its President, in addition to his role as Executive Chairman of the Board of Directors and Chief Executive Officer.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

99.1	Press release dated May 11, 2016

99.2	Agreement and General Release of Claims, dated May 6, 2016 between Eric W. Hilliard and Energy Focus, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2016

ENERGY FOCUS, INC.

	By:	/s/ Marcia J. Miller
	Name:	Marcia J. Miller
	Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press release dated May 11, 2016

99.2	Agreement and General Release of Claims, dated May 6, 2016 between Eric W. Hilliard and Energy Focus, Inc.

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